Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS 2012 FIRST QUARTER RESULTS

CARMEL, IN, April 26, 2012—ITT Educational Services, Inc. (NYSE:  ESI), a leading proprietary provider of postsecondary degree programs in the United States, today reported that new student enrollment in the first quarter of 2012 decreased 17.0% to 18,067 compared to 21,761 in the same period in 2011.  Total student enrollment decreased 15.4% to 71,123 as of March 31, 2012 compared to 84,030 as of March 31, 2011.

The company provided the following information for the three months ended March 31, 2012 and 2011:

Financial and Operating Data for the Three Months Ended March 31st, Unless Otherwise Indicated
(Dollars in millions, except per share and per student data)
	2012		2011		Increase/ (Decrease)

Revenue	$341.8		$383.2		(10.8)%
Operating Income	$100.6		$140.7		(28.5)%
Operating Margin	29.4%		36.7%		(730) basis points
Net Income	$61.1		$85.4		(28.5)%
Earnings Per Share (diluted)	$2.38		$2.91		(18.2)%
New Student Enrollment	18,067		21,761		(17.0)%
Continuing Students	53,056		62,269		(14.8)%
Total Student Enrollment as of March 31st	71,123		84,030		(15.4)%
Persistence Rate as of March 31st (A)	72.4%		73.5%		(110) basis points
Revenue Per Student	$4,666		$4,525		3.1%
Cash and Cash Equivalents, Restricted Cash and Investments as of March 31st	$294.4		$342.4		(14.0)%
Bad Debt Expense as a Percentage of Revenue	4.6%		3.3%		130 basis points
Days Sales Outstanding as of March 31st	14.5 days		14.0 days		0.5 days
Deferred Revenue as of March 31st	$180.1		$265.5		(32.2)%
Debt as of March 31st	$175.0		$150.0
Weighted Average Diluted Shares of Common Stock Outstanding	25,636,000		29,312,000
Shares of Common Stock Repurchased	2,097,200	(B)	2,000,000	(C)
Land and Building Purchases and Renovations	$0.1	(D)	$0.5	(E)	(73.7)%
Number of New Colleges in Operation	4		0
Capital Expenditures, Net	$4.5		$4.7		(3.9)%
____________
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	For approximately $146.7 million or at an average price of $69.93 per share.
(C)	For approximately $139.1 million or at an average price of $69.55 per share.
(D)	Represents costs associated with renovating, expanding or constructing buildings at four of the company’s locations.
(E)	Represents costs associated with renovating, expanding or constructing buildings at eight of the company’s locations.

The Company adjusted its 2012 internal goal for earnings per share from the range of $7.50 to $8.50 to an adjusted range of $8.00 to $9.00.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss its 2012 first quarter earnings at 11:00 am (ET) this morning.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; loss of access by the company's students to lenders for education loans; the company's ability to collect internally funded financing from its students; the company’s exposure under its guarantees related to private student loan programs; the company's ability to successfully defend litigation and other claims brought against it; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Lauren Littlefield, Director of Communications                                          www.ittesi.com
(317) 706-9200

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	As of
	March 31, 2012	December 31, 2011	March 31, 2011
	(unaudited)		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$178,476	$228,993	$187,922
Short-term investments	114,806	148,488	152,612
Restricted cash	1,123	2,128	1,820
Accounts receivable, net	54,411	48,106	59,798
Deferred income taxes	12,566	9,759	5,402
Prepaid expenses and other current assets	17,832	18,814	24,388
Total current assets	379,214	456,288	431,942

Property and equipment, net	198,493	201,257	196,579
Deferred income taxes	34,081	33,267	28,125
Other assets	49,516	38,006	44,869
Total assets	$661,304	$728,818	$701,515

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$77,664	$78,876	$72,689
Accrued compensation and benefits	13,323	21,438	19,345
Other current liabilities	50,920	18,190	61,321
Deferred revenue	180,147	226,543	265,540
Total current liabilities	322,054	345,047	418,895

Long-term debt	175,000	150,000	150,000
Other liabilities	72,629	64,972	52,151
Total liabilities	569,683	560,019	621,046

Shareholders' equity:
Preferred stock, $.01 par value,
5,000,000 shares authorized, none issued	0	0	0
Common stock, $.01 par value, 300,000,000 shares authorized, 37,068,904 issued	371	371	371
Capital surplus	194,027	189,573	177,594
Retained earnings	884,230	827,675	607,765
Accumulated other comprehensive (loss)	(9,316)	(9,479)	(4,563)
Treasury stock, 12,934,377, 10,969,425 and 8,999,196 shares, at cost	(977,691)	(839,341)	(700,698)
Total shareholders' equity	91,621	168,799	80,469
Total liabilities and shareholders' equity	$661,304	$728,818	$701,515

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	Three Months
	Ended March 31,
	(unaudited)
	2012	2011

Revenue	$341,794	$383,171

Costs and expenses:
Cost of educational services	134,941	137,926
Student services and administrative expenses	106,266	104,583
Total costs and expenses	241,207	242,509

Operating income	100,587	140,662
Interest income	681	835
Interest (expense)	(547)	(557)
Income before provision for income taxes	100,721	140,940
Provision for income taxes	39,650	55,554

Net income	$61,071	$85,386

Earnings per share:
Basic	$2.40	$2.94
Diluted	$2.38	$2.91

Supplemental Data:
Cost of educational services	39.5%	36.0%
Student services and administrative expenses	31.1%	27.3%
Operating margin	29.4%	36.7%
Student enrollment at end of period	71,123	84,030
Campuses at end of period	145	130
Shares for earnings per share calculation:
Basic	25,420,000	29,085,000
Diluted	25,636,000	29,312,000

Effective tax rate	39.4%	39.4%

ITT EDUCATIONAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Three Months
	Ended March 31,
	(unaudited)
	2012	2011
Cash flows from operating activities:
Net income	$61,071	$85,386
Adjustments to reconcile net income to net cash flows
from operating activities:
Depreciation and amortization	7,420	6,842
Provision for doubtful accounts	15,601	12,667
Deferred income taxes	(3,742)	(2,685)
Excess tax benefit from stock option exercises	(805)	(351)
Stock-based compensation expense	4,483	3,914
Other	(339)	(1,430)
Changes in operating assets and liabilities:
Restricted cash	1,005	(1,565)
Accounts receivable	(21,906)	(3,528)
Accounts payable	(1,212)	4,769
Other operating assets and liabilities	22,166	56,922
Deferred revenue	(46,396)	21,178
Net cash flows from operating activities	37,346	182,119

Cash flows from investing activities:
Facility expenditures and land purchases	(132)	(502)
Capital expenditures, net	(4,518)	(4,699)
Proceeds from sales and maturities of investments and repayment of notes	98,955	142,085
Purchase of investments and note advances	(63,545)	(158,589)
Net cash flows from investing activities	30,760	(21,705)

Cash flows from financing activities:
Excess tax benefit from stock option exercises	805	351
Proceeds from exercise of stock options	4,668	3,028
Debt issue costs	(1,525)	0
Proceeds from revolving borrowings	175,000	0
Repayments of revolving borrowings	(150,000)	0
Repurchase of common stock and shares tendered for taxes	(147,571)	(139,650)
Net cash flows from financing activities	(118,623)	(136,271)

Net change in cash and cash equivalents	(50,517)	24,143

Cash and cash equivalents at beginning of period	228,993	163,779

Cash and cash equivalents at end of period	$178,476	$187,922